UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2006
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2006, Uranerz Energy Corporation (the “Company”) entered into an agreement with George Hartman to use certain geological reports held by Mr. Hartman for the purposes of staking and acquiring potential areas of interest. Under the terms of the agreement, the Company agreed to pay Mr. Hartman the sum of $0.40 for each measured and indicated pound of uranium staked by the Company and a fee of $750 for each claim registered with the Bureau of Land Management, based on the use of the geological reports. This fee is payable to Mr. Hartman in shares of common stock of the Company.

In connection with the issuance of the shares, the Company agreed to grant Mr. Hartman registration rights for the resale of such shares and to obtain listing approval and other regulatory approval in connection with the issuance of such shares.

Mr. Hartman is a Director and Officer of Uranerz Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

	By:	/s/ "Glenn Catchpole"
DATE: November 3, 2006		Glenn Catchpole
President and CEO